UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2019

PEN INC.

(Exact name of registrant as specified in its charter)

Delaware	47-1598792
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

701 Brickell Ave., Suite 1550, Miami FL 44131

(Address of principal executive offices) (Zip Code)

(844) 736-6266

(Registrant’s telephone number, including area code)

Title of each class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.0001 par value	PENC	OTC Markets

Former name or former address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant.

(a)	Independent Registered Public Accounting Firm resigns

Our auditor, Tama, Budaj & Raab, P.C. (TBR), has informed us that the firm has determined they will discontinue providing audit services to public companies reporting to the Securities Exchange Commission and TBR has resigned as our auditor although TBR is continuing to review our quarterly filings for the first three quarters of 2019.

Other than the reports of TBR on our financial statements for the year ended December 31, 2018 indicating an expression of substantial doubt as to our ability to continue as a going concern, the report of TBR on our financial statements for the past year did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the most recent fiscal year referred to above and during the subsequent interim reporting periods through December 23, 2019, there were (1) no disagreements with TBR on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures which disagreements, if not resolved to the satisfaction of TBR would have caused the firm to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 301(a)(1)(v) of Regulation S-K.

We provided TBR with a copy of this Current Report on Form 8-K prior to filing with the Securities Exchange Commission and requested that TBR furnish us with a letter addressed to the Commission stating whether the firm agrees with the above statements. The letter from TBR is filed as Exhibit 16.1.

Item 5.02 Departure of Directors or Certain Officers

Effective December 20, 2019, Douglas Q. Holmes resigned from the board due to other commitments on his time.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
16.1	Letter from Tama, Budaj & Raab, P.C.
99.1	Resignation letter from Douglas Q Holmes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEN Inc.

Date: December 23, 2019	By:	/s/ Jeanne M Rickert
Secretary